EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 2nd day of May, 1996, by and between SORT ACQUISITION CORP., a Pennsylvania corporation, to be known as THE CONSORTIUM OF MARYLAND, INC., a Pennsylvania corporation (hereinafter "Employer") and PETER KAMINSKY (hereafter "Employee").
         In consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties agree as follows:
         1.       EMPLOYMENT:

         Employer hereby employees Employee and Employee accepts

employment upon the terms and conditions of this Agreement.
         2.       TERM:

         The term of the employment pursuant to this Agreement

("Employment Term") shall be for two (2) years commencing May 2,

1996, and terminating May 2, 1998.
         3.       DUTIES:

         Employee shall devote his full time, attention and best

efforts to his duties as Senior Vice-President of Employer.

Employee shall at all times discharge his duties in consultation with and under the supervision of the Chief Executive Officer of

RCM Technologiesa, Inc., the parent corporation of Employer

("RCM").  Employee shall not engage in any business or perform any services in any capacity whatsoever other than for Employer except with the prior written approval of Employer.

         4.       COMPENSATION:
                  For all services to be rendered by Employee hereunder, Employer shall pay to Employee a salary of $200,000 per annum, to be paid in accordance with the general payroll practices of the Employer as from time to time in effect. Employee shall also be entitled, subject to the terms and conditions of particular plans and programs, to all fringe benefits afforded to other executives of Employer and of RCM, including, but not by way of limitation, the right to participate in any pension, stock option, retirement, major medical, group health, disability, accident and life insurance, car allowances, bonuses and other employee benefit programs made generally available, from time to time, by the Employer and by RCM.

         5.       VACATIONS, HOLIDAYS, ILLNESS, DISABILITY:
                  (a) Employee shall receive four (4) weeks of paid vacation in each calendar year, to be taken at times which do not unreasonably interfere with the performance of the Employee's duties hereunder. Vacation pay shall be non-cumulative and to the extent not taken shall not be compensated.

     (b) Employee shall be entitled to those holidays allowed for by the policy of Employer and RCM.

 (c) If Employee is prevented from performing his duties by reason of illness or incapacity for an aggregate of sixty (60) days in any year of this Agreement, Employer shall not be obligated to pay Employee compensation for any period of absence in excess of the aggregate of sixty (60) days in any year. Sick pay shall be non-cumulative and, to the extent not used, shall not be compensated.
                  (d) If Employee is prevented from performing his duties by reason of verifiable physical or mental illness or incapacity for a continuous period of sixty (60) days, then Employer, in addition to the remedy provided for in subparagraph (c) hereof, may on fifteen (15) days prior notice, terminate Employee's employment. Employer shall include Employee in such disability insurance coverage as Employer provides for executive level employees of Employer.
         6.       TERMINATION:
                  (a) Notwithstanding any other provision hereof, this Agreement shall terminate immediately upon the death of Employee or Employee's discharge by Employer upon good and sufficient cause. In the event of Employee's death while an Employee in good standing with Employer, said Employer will pay Employee's named beneficiary, or if there be none then living, to his estate, Employee's base salary at the date of his death for a period of one (1) month after the date of death, payable weekly.

     (b) "Good and sufficient  cause" shall mean:
             (i) a material  breach of this
Agreement which has not been cured wihtin 15 days of written notice thereof; or
     (ii) action or behavior reasonably expected to have a material adverse effect on the reputation of Employer, including acts of moral turpitude or dishonesty.

 7.       EXPENSES:
         During  the  term  of  this  Agreement,  Employer  agrees  to  pay  all reasonable expenses incurred by Employee in furtherance of the business of Employer including travel and entertainment expense. Employer agrees to reimburse Employee for any such expenses upon submission by him of a statement itemizing such expenses.
         8.       MEDICAL INSURANCE:
                  During the term of this Agreement, Employer shall include Employee and his family in the medical insurance coverage provided for executive level employees of Employer.
         9.       NON-DISCLOSURE/NON-COMPETITION:
                  (a) For the purpose of this Section 9, the term "Employer" shall mean the Employer, and, if any, all of its subsidiaries and affiliates, and its parent corporation, RCM Technologies, Inc., and any of its subsidiaries or affiliates. Employee will not, directly or indirectly, during the Employment Term and for a period of one (1) year following the termination thereof for whatsoever reason, without authorization of Employer, disclose to, or make use of for himself or for any person, corporation, or other entity, any trade secret or other confidential information concerning the business, clients, methods, operations, financing or services of Employer or its affiliates. Trade secrets and confidential information shall mean information disclosed to employee or known by him as a consequence of his employment by Employer, whether or not pursuant to this Agreement, and not generally known in the industry, and not such information learned by Employee prior to the date of this Agreement. Without limiting the generality of the foregoing trade secrets and confidential information shall include market analysis and market expansion plans of Employer and all technical information relating to products or systems developed or being developed by Employer and all planned product or system improvements or changes.
                  (b) Employee agrees that he will not, directly or indirectly, during the Employment Term and for a period of one (1) year following the termination thereof for whatsoever reason, voluntary or involuntary, within the United States directly or indirectly, whether an employee, owner, partner, agent, director, officer of shareholder engage in the business of placement of technical or temporary personnel and, without limiting the generality of the foregoing do any of the following:
                  (i) Solicit, divert, accept business from or otherwise take away any client of Employer who is or was a client during the term of employment, including all clients directly or indirectly produced or generated by Employee.
                  (ii) Solicit, induce or contract with any of the Employer's employees to leave Employer or to work for Employee or any company with which Employee is connected.

  (iii) Solicit, divert or take away any of Employer's sources of business. The provisions of this paragraph 9 shall be construed as an agreement independent of any other provision of this Agreement and the existence of any claim or cause of action of Employee against Employer whether arising out of this Agreement or otherwise shall not constitute a defense to the enforcement by Employer of the provisions of this paragraph.
         10.      REMEDIES:
                  Employee agrees that a violation of any of the provisions of paragraph 9 hereof will cause irreparable damage to Employer the exact amount of which it will be impossible to ascertain and, for that reason, Employee agrees that Employer shall be entitled to injunctive relief restraining any violation of paragraph 9 hereby by Employee and any person, firm or corporation associated with him, such right to be cumulative and in addition to all other remedies available to Employer by reason of such violation.
         11.      ARBITRATION:
                  Except for matters arising under paragraphs 9 and 10 hereof, any controversy, claim or dispute arising out of or relating to this Agreement, shall be submitted to arbitration in the City of Philadelphia, Commonwealth of Pennsylvania, in accordance with the rules of the American Arbitration Association; the expenses of the arbitration shall be paid equally by Employer and Employee. Any judgment upon the award made and rendered by the arbitration may be entered in a Court of competent jurisdiction.
         12.      CHOICE OF LAW:
                  This Agreement shall be governed by the law of the Commonwealth of Pennsylvania without regard to conflict and of law principals.
         13.      NOTICES:
                  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, as follows:

                  IF TO EMPLOYEE:   Peter Kaminsky
3812 Wingleaf Ct.
                                                     Rockville, MD  20853

                  IF TO EMPLOYER:   The Consortium Of Maryland, Inc.
                                                  c/o RCM Technologies, Inc.
                                                  2500 McClellan Ave., Suite 350
                                                   Pennsauken, NJ  08109-4613

         14.      BINDING EFFECT:
                  The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns.
         15.      INTEGRATION-AMENDMENT:
                  This Agreement contains the entire agreement between the parties hereto, with respect to the transactions contemplated herein and supersedes all previous representation, negotiations, commitments and writings with respect thereto. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by all parties hereto.
         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                        THE CONSORTIUM OF MARYLAND, INC.

                                                     BY: ____________________

                          ATTEST:_____________________



                                                        ----------------------
                                                              PETER KAMINSKY